Exhibit 10.15.1
FIRST AMENDMENT TO LOAN AGREEMENT
Dated as of December 26, 2007
By and Between
INTERSTATE WESTCHASE, LP,
as Borrower,
and
UBS REAL ESTATE SECURITIES INC.,
as Lender

AMENDMENT TO LOAN AGREEMENT
          THIS AMENDMENT TO LOAN AGREEMENT, dated as of December 26th, 2007 this “Amendment”), by and between the INTERSTATE WESTCHASE, LP, a Delaware limited partnership (“Borrower”), having its address at c/o Interstate Hotels & Resorts, Inc., 4501 North Fairfax Drive, Arlington, Virginia 22203 and UBS REAL ESTATE SECURITIES INC., a Delaware corporation, having an address 1285 Avenue of the Americas, New York, New York 10019 (“Lender”).
W I T N E S S E T H:
          WHEREAS, Borrower and Lender have executed and delivered a Loan Agreement dated as of February 8, 2007 (the “Original Loan Agreement”) which evidenced a loan made by Lender to Borrower in the original principal amount of Thirty-Two Million Eight Hundred Twenty-Five Thousand and No/ 100 Dollars (32,825,000.00) (the “Original Loan Amount”); and
          WHEREAS, Borrower and Lender desire to amend the Original Loan Agreement as more particularly set forth herein (the Original Loan Agreement as amended by this Amendment is hereafter referred to as the “Loan Agreement”).
          NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, each to the other given, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree that the Original Loan Agreement is hereby amended to read as follows:
          1. Sections Modified:
     (i) For all purposes under the Loan Agreement, Section 4.1.6(d) shall be added or deleted and replaced with the following:
          “(d) Annual Reports. Within ninety (90) days after the end of each calendar year of Borrower’s operation of the Property, Borrower will furnish to Lender a complete copy of Borrower’s, annual financial statements prepared in accordance with GAAP covering the Property for such fiscal year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, shall include (hut not be limited to) amounts representing annual Net Cash Flow, Gross Income from Operations, Operating Expenses and Capital Expenditures and shall be accompanied by a reasonably detailed schedule of all Capital Expenditures for such fiscal year. Borrower’s annual financial statements shall be accompanied by (i) a comparison of (A) the budgeted income and expenses and Capital Expenditures and (B) the actual income and expenses and Capital Expenditures for the prior fiscal year, (ii) an Officer’s Certificate stating that, to such officer’s knowledge after reasonable inquiry, each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP and (iiii) occupancy statistics for the Property. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether, to such officer’s knowledge after reasonable inquiry, there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
     (ii) For all purposes under the Loan Agreement, Borrower’s notice information in Section 11.6 shall be added or deleted and replaced with the following:

If to Borrower:	INTERSTATE WESTCHASE, LP
c/o Interstate Hotels Resorts Inc,
4501 North Fairfax Drive
Arlington, VA 22203
Attention: Christopher L. Bennett, Esq.
Facsimile No.: (703) 542-0965
          2. Borrower Representations and Warranties. Borrower represents and warrants as of the date hereof that: (i) The representations, warranties, certifications and agreements of Borrower contained in the Loan Documents made by Borrower in favor of Lender are true, complete and accurate in all material respects as of the date hereof; (ii) both Borrower and, to the best of Borrower’s knowledge, Lender have performed all of their respective obligations under the Loan Documents and Borrower has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Borrower or Lender under the Loan Documents; (iii) Borrower has no claim against Lender and no offset or defense to the payment of the Debt or any counterclaim or right to rescission to enforcement of any of the terms of the Loan Documents; (iv) no voluntary actions or involuntary actions are pending against Borrower, any member of Borrower, the Borrower’s managing member, or any guarantor or indemnitor of the Loan under the bankruptcy or insolvency laws of the United States or any state thereof; and (v) the Loan Documents, as any of the same have been modified, amended and restated, are the valid, legal and binding obligation of Borrower.
          3. No Other Amendments. Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Original Loan Agreement shall remain in full force and effect.
          4. References to Loan Agreement. Wherever reference is made in the Original Loan Agreement to “the Loan Agreement”, “this Agreement”, “hereof’, “hereunder”, “herein” or words of similar import, the same shall be deemed to refer to the Loan Agreement (as defined in this Amendment) and wherever reference is made in any of the Loan Documents to “the Loan Agreement,” the same shall be deemed to refer to the Loan Agreement (as defined in this Amendment). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.
          5. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
          7. Governing Law. This Amendment shall be governed by New York law, without regard to conflicts of law principles.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:

INTERSTATE WESTCHASE, LP, a Delaware limited partnership

By:	INTERSTATE WESTCHASE GP, LLC, a
Delaware limited liability company, general
partner

By: INTERSTATE WESTCHASE MC, LLC, a Delaware limited liability company, manager and sole member.

By: /s/ Bruce Riggins

Name: Bruce Riggins
Title: President
[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER: UBS REAL ESTATE SECURITIES INC., a Delaware corporation
By:	/s/ Maryann Fisher
	Name:	Maryann Fisher
	Title:	Associate Director

By:	/s/ Henry Chung
	Name:	Henry Chung
	Title:	Director